SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933
                           --------------------------
                           HANSEN NATURAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                                   39-1679918
   (State or Other Jurisdiction                    (I.R.S. Employer
  of Incorporation or Organization)              Identification No.)


                              1010 Railroad Street
                            Corona, California 92882
              (Address of Principal Executive Offices) (Zip Code)

               HANSEN NATURAL CORPORATION 2001 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                Rodney C. Sacks
                       Chairman of the Board of Directors
                          and Chief Executive Officer
                           Hansen Natural Corporation
                              1010 Railroad Street
                            Corona, California 92882
                    (Name and Address of Agent for Service)


                                 (909) 739-6200
         (Telephone Number, Including Area Code, of Agent for Service)
                           --------------------------

                                   Copies to:
                             Benjamin M. Polk, Esq.
                              Winston & Strawn LLP
                                200 Park Avenue
                            New York, New York 10166
                                 (212) 294-6700




                        CALCULATION OF REGISTRATION FEE

 Title of
securities                  Proposed maximum   Proposed maximum      Amount of
  to be        Amount to     offering price   aggregate offering   registration
registered   be registered    per share (2)        price(2)             fee
-----------  --------------  ----------------  -----------------   -------------
Common stock,  2,000,000         $8.78            $17,560,000        $2,224.85
par value      shares (1)
$0.005 per
share.


     (1) Plus such indeterminate number of shares of common stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416.


     (2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. It is not known how many of these shares will be purchased or at what price. The estimate of the proposed maximum aggregate offering price has been calculated based on the offering of all 2,000,000 shares registered under the registration statement, at a price of $8.78 per share, which is the average of the high and low prices of the Registrant's Common Stock as quoted on the Nasdaq SmallCap Market on January 28, 2004.

                                     PART I

     INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 will be sent or given to employees, directors or others as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     Hansen Natural Corporation (the "Corporation") is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents previously filed with the Commission by the Registrant pursuant to the Exchange Act, are incorporated by reference herein:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

     (2) The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2003, June 30, 2003 and September 30, 2003;

     (3) The Registrant's Current Report on Form 8-K, dated September 17, 2003; and

     (4) The description of the Registrant's common stock, $0.005 par value ("Common Stock"), contained in Post-Effective Amendment No. 12 to the Registrant's Registration Statement on Form S-3 (File No. 33-35796) filed on August 4, 1993, including any amendment thereto or report filed for the purpose of updating such description.

     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description  of Securities.

     Not applicable.


Item 5.   Interests of Named Experts and Counsel.

     Certain legal matters relating to the Common Stock offered hereby are being passed upon for the Registrant by Winston & Strawn LLP. Benjamin M. Polk, a partner of Winston & Strawn LLP, is a member of the Board of Directors of the Registrant.

Item 6.   Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law, as amended (the "DGCL"), permits, under certain circumstances, the indemnification of any person with respect to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation or was serving in a similar capacity for another enterprise at the request of the corporation. To the extent that a director, officer, employee, or agent of the corporation has been successful in defending any such proceeding, the DGCL provides that he shall be indemnified against expenses
(including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     With respect to a proceeding by or in the right of the corporation, such person may be indemnified against expenses (including attorney's fees) if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. The statute provides, however, that no indemnification is allowed in such a proceeding if such person is adjudged liable to the corporation unless, and only to the extent that, the court may, upon application, determine that he is entitled to indemnification under the circumstances. With respect to proceedings other than those brought by or in the right of the corporation, such person may be indemnified against judgments, fines, and amounts paid in settlement, as well as expenses, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful, notwithstanding the outcome of the proceeding. Except with respect to mandatory indemnification of expenses to successful defendants as described in the preceding paragraph or pursuant to a court order, the indemnification described in this paragraph may be made only upon a determination in each specific case by majority vote of a quorum of directors not parties to the proceeding, by written opinion of independent legal counsel, or by the stockholders, that the defendant met the applicable standard of conduct described above.

     The DGCL permits a corporation to advance expenses incurred by a proposed indemnitee in advance of final disposition of the proceeding provided the indemnitee undertakes to repay such advanced expenses if it is ultimately determined that he is not entitled to indemnification. A corporation may purchase insurance on behalf of an indemnitee against any liability asserted against him in his designated capacity, whether or not the corporation itself would be empowered to indemnify him against such liability.

     Delaware law also provides that the above rights shall not be deemed exclusive of other rights of indemnification or advancement of expenses under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Registrant's Certificate of Incorporation and By-Laws generally require the Registrant to indemnify and advance expenses to its directors and its officers (and permit the Registrant to indemnify and advance expenses to its employees and agents) to the fullest extent permitted by law.

     Section 102(b)(7) of the DGCL permits Delaware corporations in their certificates of incorporation to eliminate or limit the personal liability of directors to the corporation or its stockholders for monetary damages for breaches of certain duties. Under the Registrant's Certificate of Incorporation, a director of the Registrant shall, to the maximum extent currently or hereafter permitted by section 102(b)(7) of the DGCL (or any successor provision) have no personal liability to the Registrant or its stockholders. Section 102(b)(7) of the DGCL provides that Delaware corporations may not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (involving certain unlawful dividends and stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant may maintain insurance covering the liability of the Registrant to its directors and officers under the terms and provisions of the By-Laws of the Registrant and covering its directors and officers for liability incurred in their capacities as such directors and officers.

Item 7. Exemption from Registration Claimed.

        Not Applicable.

Item 8. Exhibits.

The Index to Exhibits immediately preceding the exhibits is attached hereto and incorporated herein by reference.

Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corona, the State of California, on January 30, 2004.

                                HANSEN  NATURAL  CORPORATION

                                By: \s\ Rodney C. Sacks
                                    ------------------------
                                    Name:  Rodney C. Sacks
                                    Title: Chairman of the Board of Directors
                                           and Chief Executive Officer



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rodney C. Sacks and Hilton H. Schlosberg, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Hansen Natural Corporation to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-8 under the Securities Act, including specifically, but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                      Title                       Date

  -----------------------      ---------------------       --------------------

/s/ RODNEY C. SACKS           Chairman of the Board of       February 4, 2004
----------------------        Directors and Chief
  Rodney C. Sacks             Executive Officer (principal
                              executive officer)

/s/ HILTON H. SCHLOSBERG      Vice Chairman of the Board     February 4, 2004
--------------------------    of Directors, President, Chief
Hilton H. Schlosberg          Operating Officer, Chief
                              Financial Officer and
                              Secretary (principal financial
                              officer, controller, and
                              principal accounting officer)


/s/ BENJAMIN M. POLK          Director                       February 4, 2004
--------------------------
Benjamin M. Polk


/s/ NORMAN C. EPSTEIN         Director                       February 4, 2004
--------------------------
Norman C. Epstein


/s/ HAROLD C. TABER, JR.      Director                       February 4, 2004
--------------------------
Harold C. Taber, Jr.



/s/ MARK S. VIDERGAUZ         Director                       February 4, 2004
--------------------------
Mark S. Vidergauz

                               INDEX TO EXHIBITS


    Exhibit No.    Description

       3.1         Certificate of Incorporation of the Registrant*

       3.2         Amendment to Certificate of Incorporation of the Registrant**

       3.3         By-Laws of the Registrant**

       4.1         Hansen Natural Corporation 2001 Stock Option Plan

       5.1 Opinion of Winston & Strawn LLP regarding the legality of the securities being registered

      23.1         Consent of Deloitte & Touche LLP

      23.2         Consent of Winston & Strawn LLP (included in Exhibit 5)

      24.1 Powers of attorney (included in this Registration Statement under "Signatures")



     * Filed previously as an exhibit to the Registrant's Registration Statement on Form S-3 (no. 33-35796) and incorporated herein by reference

     ** Filed previously as an exhibit to the Registrant's proxy statement dated
      October 21, 1992 and incorporated herein by reference